UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014 (May 15, 2014)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Corrections Corporation of America (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2014 and there were present in person or represented by proxy 107,287,992 shares of the Company’s common stock representing 92.24% of the 116,312,636 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected eleven directors to the Board (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and (iii) approved the compensation of the Company’s named executive officers. The number of votes “For”, “Against” and “Abstain” as well as the number of broker non-votes for each proposal were as follows:

Proposal 1: The election of John D. Ferguson, Damon T. Hininger, Donna M. Alvarado, John D. Correnti, Robert J. Dennis, C. Michael Jacobi, Anne L. Mariucci, Thurgood Marshall, Jr., Charles L. Overby, John R. Prann, Jr. and Joseph V. Russell to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
John D. Ferguson	95,469,932	3,404,758	76,967	8,336,335
Damon T. Hininger	95,627,911	3,246,869	76,877	8,336,335
Donna M. Alvarado	98,033,871	841,653	76,133	8,336,335
John D. Correnti	95,571,659	3,302,841	77,157	8,336,335
Robert J. Dennis	97,727,270	1,144,630	79,757	8,336,335
C. Michael Jacobi	87,135,835	11,738,455	77,367	8,336,335
Anne L. Mariucci	98,038,359	833,695	79,603	8,336,335
Thurgood Marshall, Jr.	95,772,808	3,101,948	76,901	8,336,335
Charles L. Overby	95,012,416	3,858,672	80,569	8,336,335
John R. Prann, Jr.	95,574,512	3,295,652	81,493	8,336,335
Joseph V. Russell	95,488,789	3,387,808	75,060	8,336,335

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
102,400,631	4,811,946	75,415	—

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
95,551,485	3,073,675	326,497	8,336,335

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2014

CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer